UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Exelixis, Inc. (“Exelixis”), Exelixis’ stockholders approved the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan was previously approved, subject to stockholder approval, by Exelixis’ Board of Directors on February 28, 2014, and amended by the Compensation Committee on April 14, 2014. The 2014 Plan became effective immediately upon stockholder approval at the Annual Meeting.

The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. The 2014 Plan is the successor to the Exelixis, Inc. 2011 Equity Incentive Plan and the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”), and no further awards may be granted out of the Prior Plans. Subject to adjustment for certain changes in Exelixis’ capitalization, the aggregate number of shares of Exelixis’ common stock that may be issued under the 2014 Plan will not exceed the sum of 12,000,000 shares plus (1) 1,564,602 shares, which is the number of unallocated shares remaining available for grant under the Prior Plans as of May 28, 2014, and (2) any shares subject to awards currently outstanding under the Prior Plans and other specified Exelixis equity award plans that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to Exelixis because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans and other specified Exelixis equity award plans with respect to which the exercise or strike price is at least 100% of the fair market value of the underlying common stock subject to the option or stock appreciation right on the date of grant are reacquired or withheld (or not issued) by Exelixis to satisfy a tax withholding obligation in connection with a stock award.

The number of shares of Exelixis’ common stock available for issuance under the 2014 Plan will be reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.55 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant).

A more complete summary of the terms of the 2014 Plan is set forth in Exelixis’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 17, 2014 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Exelixis held its Annual Meeting on May 28, 2014, at its offices located at 210 East Grand Avenue, South San Francisco, CA 94080. At the Annual Meeting, Exelixis stockholders were asked to vote upon:

1.	The election of four Class III directors for a three-year term until the 2017 annual meeting of stockholders. The nominees for election to these positions were Michael M. Morrissey, Ph.D., Stelios Papadopoulos, Ph.D., George A. Scangos, Ph.D. and Lance Willsey, M.D.;

2.	The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 2, 2015;

3.	The approval of the 2014 Plan; and

4.	The approval, on an advisory basis, of the compensation of Exelixis’ named executive officers, as disclosed in Exelixis’ Proxy Statement for the Annual Meeting.

The voting results of the matters presented at the Annual Meeting are as follows:

1.	The election of each of Drs. Morrissey, Papadopoulos, Scangos and Willsey as directors of Exelixis until the 2017 annual meeting of stockholders, and until his successor is elected and qualified, or until his earlier death, resignation or removal, was approved as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Michael M. Morrissey, Ph.D.	110,361,808	991,631	3,115,076	66,083,475
Stelios Papadopoulos, Ph.D.	110,337,735	1,019,062	3,111,718	66,083,475
George A. Scangos, Ph.D.	107,384,238	3,969,148	3,115,129	66,083,475
Lance Willsey, M.D.	110,412,979	920,682	3,134,854	66,083,475

Exelixis’ Class I directors, Charles Cohen, Ph.D., George Poste, D.V.M., Ph.D., FRS and Jack L. Wyszomierski, will each continue to serve on the Board of Directors until the 2015 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Exelixis’ Class II directors, Carl B. Feldbaum, Esq., Alan M. Garber, M.D., Ph.D., and Vincent T. Marchesi, M.D., Ph.D., will each continue to serve on the Board of Directors until the 2016 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.	The ratification of Ernst & Young LLP as the Exelixis independent registered public accounting firm for the fiscal year ending January 2, 2015, was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
174,726,576	1,374,374	4,451,040	0

3.	The 2014 Plan was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
96,217,873	14,962,341	3,288,301	66,083,475

4.	The compensation of Exelixis’ named executive officers, as disclosed in Exelixis’ Proxy Statement for the Annual Meeting, received advisory approval as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
103,410,701	7,704,351	3,353,463	66,083,475

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Exelixis, Inc. 2014 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: May 29, 2014	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Exelixis, Inc. 2014 Equity Incentive Plan